                                                                   Exhibit 10.24

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                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                           UNITED ROAD SERVICES, INC.,

                             AUCTION TRANSPORT, INC.

                                       AND

                          MANHEIM SERVICES CORPORATION













                                January 16, 2002












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

                              TABLE OF CONTENTS


                                                                            Page

1.    DEFINITIONS............................................................1

2.    PURCHASE AND SALE OF SHARES............................................7

      2.1   Purchase and Sale of Shares......................................7

      2.2   Excluded Assets..................................................7

      2.3   Consideration....................................................8

      2.4   Collection of Accounts Receivable................................8

      2.5   Prorations; Accounts Payable; Certain Deposits...................8

      2.6   Resignations.....................................................9

      2.7   Release of Obligations and Guaranties............................9

      2.8   Settlement of Intercompany Amounts...............................9

      2.9   Tax Matters......................................................9

      2.10  Post Closing Access.............................................14

      2.11  Lease...........................................................14

3.    REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER.........................14

      3.1   Organization, Standing and Authority; Capitalization;
            Equity Investments..............................................14

      3.2   Authorization and Binding Obligation............................15

      3.3   Absence of Conflicting Agreements...............................15

      3.4   Inventory.......................................................16

      3.5   Title to and Condition of Personal Property.....................16

      3.6   Contracts.......................................................16

      3.7   Consents........................................................17

      3.8   Licenses, Permits and Other Governmental Authorizations.........17

      3.9   Insurance.......................................................18

      3.10  Litigation......................................................18

      3.11  Employee Benefit Plans..........................................19

      3.12  Labor Relations.................................................20

      3.13  Bank Accounts...................................................21

      3.14  Compliance with Laws............................................21

      3.15  Reports and Records; Financial Statements.......................21

      3.16  Tax Matters.....................................................22

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                              TABLE OF CONTENTS
                                 (continued)


                                                                            Page

      3.17  No Material Adverse Change......................................23

      3.18  Environmental Matters...........................................23

      3.19  Intellectual Property...........................................25

      3.20  State Takeover Laws.............................................26

      3.21  Disclosure......................................................26

4.    REPRESENTATIONS AND WARRANTIES OF PURCHASER...........................26

      4.1   Organization and Standing.......................................26

      4.2   Authorization and Binding Obligation............................26

      4.3   Absence of Conflicting Agreements...............................26

      4.4   Consents........................................................27

      4.5   Disclosure......................................................27

5.    COVENANTS OF ACQUIRED COMPANY, SHAREHOLDER AND PURCHASER..............27

      5.1   Cooperation.....................................................27

      5.2   Covenants Regarding Employment Matters..........................27

      5.3   Inspection......................................................29

      5.4   Public Announcements............................................29

6.    CLOSING...............................................................30

7.    CLOSING DELIVERIES BY SHAREHOLDER.....................................30

      7.1   Stock Certificates..............................................30

      7.2   Good Standing Certificate.......................................30

      7.3   Minute Book of Acquired Company.................................30

      7.4   Resignations....................................................30

      7.5   Lease...........................................................30

      7.6   Non-Competition Agreement.......................................30

      7.7   Nonsolicitation Agreement.......................................30

      7.8   Consents........................................................30

      7.9   Shareholder Secretary's Certificate.............................30

      7.10  Acquired Company Secretary's Certificate........................30

8.    CLOSING DELIVERIES BY PURCHASER.......................................31

                              TABLE OF CONTENTS
                                 (continued)


                                                                            Page

      8.1   [Intentionally Omitted].........................................31

      8.2   Lease...........................................................31

      8.3   Non-Competition Agreement.......................................31

      8.4   Nonsolicitation Agreement.......................................31

      8.5   Secretary's Certificate.........................................31

9.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION...........31

      9.1   Representations and Warranties..................................31

      9.2   Indemnification of Acquired Company and Purchaser by
            Shareholder.....................................................31

      9.3   Indemnification of Acquired Company and Purchaser by
            Shareholder--Environmental......................................32

      9.4   Indemnification of Shareholder by Acquired Company and
            Purchaser.......................................................33

      9.5   Procedure; Conditions of Indemnification........................34

10.   EXPENSES AND TAXES....................................................35

      10.1  Taxes, Fees and Expenses........................................35

      10.2  Brokers.........................................................35

11.   MISCELLANEOUS PROVISIONS..............................................36

      11.1  Investigation...................................................36

      11.2  Specific Performance............................................36

      11.3  Notices.........................................................36

      11.4  Further Assurances..............................................37

      11.5  Waiver..........................................................37

      11.6  Binding Effect..................................................37

      11.7  Headings........................................................37

      11.8  Entire Agreement................................................37

      11.9  Assignment......................................................38

      11.10 Governing Law...................................................38

      11.11 Counterparts....................................................38

      11.12 Pronouns........................................................38

      11.13 No Third Party Beneficiaries....................................38

      11.14 Schedules and Exhibits Incorporated.............................38

                              TABLE OF CONTENTS
                                 (continued)


                                                                            Page

      11.15 Construction....................................................39

      11.16 Severability....................................................39

      11.17 Time of Essence.................................................39

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                                LIST OF EXHIBITS
                                ----------------


Exhibit A           Form of Lease
Exhibit B           Form of Resignation and Release


                                LIST OF SCHEDULES
                                -----------------


Schedule 2.2        Other Excluded Assets
Schedule 3.2        Certificate of Incorporation and Bylaws of Acquired Company.
Schedule 3.4        Inventory
Schedule 3.5        Personal Property
Schedule 3.6.1      Acquired Company Contracts
Schedule 3.6.2      Certain Excluded Contracts
Schedule 3.7        Consents
Schedule 3.8        Licenses
Schedule 3.9        Insurance Policies
Schedule 3.10       Litigation
Schedule 3.11       Employee Benefit Plans
Schedule 3.12       Labor Relations
Schedule 3.13       Bank Accounts
Schedule 3.14       Compliance with Laws
Schedule 3.16       Tax Matters
Schedule 3.17       Material Adverse Change
Schedule 3.18       Environmental Matters
Schedule 3.19       Intellectual Property
Schedule 5.2.2      Manheim Employees
Schedule 5.2.3      Transferred Employees and Certain Severance Arrangements

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement"), made this ___ day of January, 2002, by and among United Road Services, Inc., a Delaware corporation ("Purchaser"), Auction Transport, Inc., a Missouri corporation ("Acquired Company"), and Manheim Services Corporation, a Delaware corporation ("Shareholder"),

                              W I T N E S S E T H:
                              - - - - - - - - - --

      WHEREAS, Shareholder is the sole shareholder of Acquired Company; and

      WHEREAS, Purchaser desires to purchase, and Shareholder desires to sell, all of the issued and outstanding shares of capital stock of Acquired Company (the "Shares"), upon the terms and subject to the conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. DEFINITIONS. Unless otherwise stated in this Agreement, the following terms shall have the following meanings (terms defined in the singular to have the same meanings when used in the plural and vice versa):

      1.1 "Accounts Receivable" shall mean all accounts receivable of Acquired Company and all rights of Acquired Company to payment for goods or services rendered by Acquired Company on or prior to the Closing Date, as reflected on Acquired Company's balance sheet, billing or other records.

      1.2 "Acquired Company Contracts" shall mean all Contracts other than the following Contracts: (i) Excluded Contracts and (ii) such Contracts that constitute Excluded Assets.

      1.3 "Assets" shall mean all of the tangible and intangible assets owned or held by Acquired Company which are used in the Business, except the Excluded Assets.

      1.4 "Business" shall mean the common carrier, contract carrier and transportation brokerage business as such operations are currently conducted by Acquired Company.

      1.5   "Claimant" shall have the meaning set forth in Section 9.5.1.

      1.6 "Closing" shall mean the consummation of the transactions contemplated hereby.

      1.7   "Closing Date" shall mean the date of this Agreement.

      1.8 "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as in effect from time to time.

      1.9 "Compensation Arrangement" shall mean any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other perquisites and employee fringe benefit plan.

      1.10 "Consents" shall mean all of the consents or approvals of Governmental or regulatory authorities and other third Persons necessary to sell, transfer and assign the Shares to Purchaser and to otherwise consummate the transactions contemplated hereby in compliance with all Acquired Company Contracts, Licenses, laws, legal requirements and Orders.

      1.11 "Contracts" shall mean all (i) agreements; (ii) leases; (iii) health, liability, theft, fidelity, fire and other forms of insurance policies or commitments; (iv) software licenses; (v) employment agreements, collective bargaining and trade agreements; (vi) barter agreements (vii) franchise agreements, (viii) special agreements with customers, dealers and other parties, and (ix) all other agreements, written or oral (including any amendments and other modifications thereto), to which Acquired Company is a party or which are binding upon Acquired Company or which affect the Assets or the Business, together with all advances, deposits and prepaid items related thereto, which are in effect on the Closing Date.

      1.12  "Disabled Employees" shall have the meaning set forth in Section
5.2.2.

      1.13 "Employee Plan" shall mean any pension, retirement, profit-sharing, deferred compensation, vacation, severance, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA to which Acquired Company contributes or to which Acquired Company or any entity related to Acquired Company sponsors, maintains or otherwise is bound.

      1.14 "Encumbrance" shall mean any charge, claim, community property interest, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

      1.15 "Environment" shall include, without limitation, indoor air, ambient air, surface water, groundwater, land surface or subsurface strata.

      1.16 "Environmental, Health, and Safety Liabilities" shall mean any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Laws and consisting of or relating to:

            (a) any environmental, health, or safety matters or conditions (including on-site or off- site contamination, occupational safety and health, and regulation of chemical substances or products);

            (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Laws;

            (c) financial responsibility under Environmental Laws for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law (whether or not such Cleanup has been required or requested by any Governmental or regulatory authority or any other Person) and for any natural resource damages; or

            (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Laws.

      The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601 et seq., as amended.

      1.17 "Environmental Laws" shall mean all federal, state, regional, county, parish, municipal and local environmental, occupational, health safety laws, regulations, ordinances, rules and policies and the common law relating to the use, management, refinement, recycling, handling, treatment, removal, storage, production, manufacture, transportation, disposal, emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to protection of human health, safety or the Environment, as the same may be amended or modified until the date of Closing, including, without limitation, the following statutes (as amended): Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901, et seq.; Comprehensive Environmental
                                     -- ---
Response, Compensation, and Liability Act of 1980, 42 U.S.C.ss. 9601, et seq.;
                                                                      -- ----
the federal Clean Air Act, 42 U.S.C.ss.7401, et seq.; the federal Water
                                             -- ---
Pollution Control Act, 33 U.S.C.ss.1251, et seq.;Federal Insecticide, Fungicide,
                                         -- ---
and Rodenticide Act, 7 U.S.C.ss.136, et seq.; Hazardous Materials Transportation
                                     -- ---
Act, 49 U.S.C.ss. 1471, 1472, 1655 and 1801, et seq.; Toxic Substances Control
                                             -- ---
Act, 15 U.S.C.ss.2601, et seq.; Safe Drinking Water Act, 42 U.S.C.ss. 300f, et
                                                                            --
seq.; the Emergency Planning and Community Right-to-Know-Act, 42 U.S.C.ss.11001,
---
et seq.
-- ---

      1.18 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder, as in effect from time to time.

      1.19 "ERISA Affiliate" shall mean any trade or business under common control with Acquired Company, within the meaning of Sections 414(b) or, (c) of the Code.

      1.20  "Excluded Assets" shall have the meaning set forth in Section 2.2.

      1.21  "Excluded Contracts" shall mean the Contracts identified on Schedule
3.6.2 to which Acquired Company is a party but which will be terminated or transferred and assigned, by way of distribution or otherwise, to Shareholder or an affiliate of Shareholder prior to the Closing.

      1.22 "Facilities" shall mean any real property, leaseholds, or other interests currently owned or operated by Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently owned or operated by Acquired Company.

      1.23 "Governmental or regulatory authority" shall mean any (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, or other government;
(iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (iv) multi-national organization or body; or (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

      1.24 "Hazardous Activity" shall mean the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Substances in, on, under, about, or from the Facilities or any part thereof into the environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to Persons or property on or off the Facilities, or that may affect the value of the Facilities or Acquired Company.

      1.25 "Hazardous Substances" shall mean any pollutant, contaminant, hazardous or toxic substance, chemical, material, constituent or waste which is regulated under any Environmental Law, including without limitation, asbestos, asbestos-containing materials petroleum or petroleum products, radioactive materials and any material or substance that is: (i) designated as a "hazardous substance" pursuant to Section 307 of the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et seq. (33 U.S.C. ss.1317); (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Solid Waste Disposal Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. ss.6903), as amended or (iii) defined as a "hazardous substance" pursuant to Section 101 of CERCLA; 42 U.S.C. ss.9601.

      1.26 "Idealease Agreement" shall mean that certain Vehicle Lease and Service Agreement dated February 25, 1995, by and between Idealease Services, Inc. and Acquired Company, as may have been modified or amended from time to time.

      1.27  "Indemnifiable Tax Damages" shall have the meaning set forth in
Section 2.9.1(a).

      1.28  "Indemnifying Party" shall have the meaning set forth in Section
9.5.1.

      1.29 "Intellectual Property" shall mean all of Acquired Company's trademarks, service marks, logos, trade names and corporate names and registrations and applications for registration thereof, copyrights and registrations and applications for registration thereof, computer software, data and documentation, trade secrets and confidential business information (including financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), other proprietary rights, and copies and tangible embodiments thereof (in whatever form or medium) (including, without limitation, all of Acquired Company's domestic and worldwide right, title and interest in and to all copyrights, patents, trademarks, trade names, service names, including without limitation, the name "Auction Transport," service marks, permits, franchise rights, processes, trade secrets and other similar intangible rights and interests applied for, issued to, or owned by Acquired Company or under which Acquired Company is licensed or franchised, and any abbreviation or variation thereof, together with the goodwill of the business symbolized by and associated therewith, to the extent that same are used exclusively in the Business.

      1.30 "Inventory" shall mean Acquired Company's inventory as described by type on Schedule 3.4.

      1.31 "Knowledge" shall mean, when any statement or representation contained herein is qualified by the phrase "to the Knowledge" of a party hereto, the party making such statement or representation shall be deemed to have made such statement or representation based on the actual personal knowledge of (i) each of the current officers and directors of such party, (ii) in the case of Acquired Company, Shareholder and of those persons who were or are officers and directors of Acquired Company at any time from October 6, 2000 to the date hereof and (iii) in the case of Shareholder, the current officers and directors of Shareholder and those persons who were or are officers and directors of ADT Automotive Holdings, Inc. at any time from October 6, 2000 through December 31, 2001; provided, however, that "to the Knowledge" of Acquired Company in Sections 3.6, 3.10, 3.12, 3.18 and 9.2.4 shall include the actual knowledge of Koleen Phipps, General Manager of Acquired Company on the date hereof.

      1.32 "Lease" shall mean a Lease Agreement substantially in the form attached hereto as Exhibit A between Shareholder, as landlord, and Acquired Company, as tenant, pursuant to which Shareholder will lease the Premises to Acquired Company.

      1.33 "Licenses" shall mean any and all approvals, consents, permits, waivers, registrations, licenses, permits, certificates and other authorizations or approvals issued, granted, given or otherwise made available by or under the authority of any Governmental or regulatory authority or pursuant to applicable law or any legal requirement. A list of all material Licenses shall be set forth on Schedule 3.8 hereof.

      1.34 "Losses" shall mean any loss, liability, claim, damage (including incidental and consequential damages), disbursement, expense (including costs of investigation and defense, accounting and other professional fees and reasonable attorneys' fees), diminution of value, interest, penalty, fine, judgment or settlement, of any kind or nature whatsoever, whether or not involving a third-party claim.

      1.35  "Manheim" shall mean Manheim Auctions, Inc., a Delaware corporation.

      1.36 "Multi-employer Plan" shall mean a plan, as defined in ERISA Section 3(37), to which Acquired Company contributes or is required to contribute.

      1.37 "Order" shall mean any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental or regulatory authority or by any arbitrator.

      1.38 "Permitted Encumbrances" shall have the meaning set forth in Section 3.5.1.

      1.39 "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental or regulatory authority.

      1.40 "Personal Property" means all of the machinery, equipment, tools, vehicles, furniture and furnishings, office equipment, and other tangible personal property owned by Acquired Company and used in the conduct of the Business as of the Closing Date but shall not include any items identified in
Section 2.2 hereof as Excluded Assets.

      1.41  "Pre-Closing Period Returns" shall have the meaning set forth in
Section 2.9.3(a).

      1.42 "Pre-Closing Tax Period" shall have the meaning set forth in Section 2.9.1(a).

      1.43 "Premises" shall mean that certain facility used by Acquired Company in the Business and located at 1100 SE Hamblen Road, Lee's Summit, Missouri 64081, as more fully described in the Lease.

      1.44 "Proceeding" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental or regulatory authority or any arbitrator.

      1.45 "Real Property" means such real property interests owned by Acquired Company, including fee simple ownership interests, leasehold interests, easement, licenses, rights to access, rights-of-way, and all of the buildings and other improvements located thereon, and any and all other real property interests of Acquired Company, including surface water bodies located on the Real Property, groundwater underneath the Real Property and all other surface and subsurface features on and beneath the Real Property.

      1.46 "Reporting Period" shall have the meaning set forth in Section 2.9.1(a).

      1.47  "Shareholder Consolidated Group" shall have the meaning set forth in
Section 2.9.1(a).

      1.48  "Shares" shall have the meaning set forth in the recitals.

      1.49  "Straddle Period" shall have the meaning set forth in Section
2.9.1(a).

      1.50 "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall mean all federal, state, local or foreign income, state fuel, mileage and road, federal highway use, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, capital, transfer, employment, withholding and other taxes and assessments, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, and any interest, additions and penalties with respect to a failure to file a Tax Return or a failure to file a complete and correct Tax Return and any interest in respect of such additions or penalties.

      1.51  "Tax Claim" shall have the meaning set forth in Section 2.9.6(c).

      1.52  "Tax Damages" shall have the meaning set forth in Section 2.9.6(a).

      1.53 "Tax Indemnified Party" shall have the meaning set forth in Section 2.9.6(c).

      1.54 "Tax Indemnifying Party" shall have the meaning set forth in Section 2.9.6(c).

      1.55 "Tax Return" shall mean any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental or regulatory authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any applicable law or legal requirement relating to any Tax.

      1.56 "Transferred Employees" shall have the meaning set forth in Section 5.1.1.

      1.57 "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act, as amended.

2.    PURCHASE AND SALE OF SHARES.

      2.1   Purchase and Sale of Shares. Subject to the terms and conditions set
            ---------------------------
forth in this Agreement, Shareholder shall, at Closing, sell, assign, transfer, convey and deliver to Purchaser the Shares, free and clear of all liens, claims, charges, security interests and other encumbrances of any nature whatsoever. Such sale, transfer, conveyance and delivery shall be evidenced by duly endorsed in blank share certificates or by instruments of transfer satisfactory in form and substance to Purchaser.

      2.2   Excluded Assets. On or prior to Closing, Shareholder shall cause
            ---------------
Acquired Company to transfer and assign the following assets, by way of distribution or otherwise, to Shareholder, affiliates of Shareholder or such other entity or entities as Shareholder shall determine:

            2.2.1     The Accounts Receivable;

            2.2.2 Any cash, stocks, bonds, certificates of deposit and similar investments;

            2.2.3 The Real Property, except to the extent that any Real Property is the subject of an Acquired Company Contract;

            2.2.4 Any Employee Plan, Compensation Arrangement or Multi-employer Plan and any employment, consulting or collective bargaining agreements, and any agreements relating thereto, except to the extent any such plan, arrangement or agreement is expressly and specifically identified on
Schedule 3.6.1 and, as a consequence, constitutes an Acquired Company Contract;

            2.2.5 All insurance policies of Acquired Company or Shareholder, except to the extent any such plan, arrangement or agreement is expressly and specifically identified on Schedule 3.6.1 and, as a consequence, constitutes an Acquired Company Contract;

            2.2.6     The Excluded Contracts; and

            2.2.7     The items specifically identified in Schedule 2.2

(all of the foregoing referred to herein as the "Excluded Assets").

      2.3   Consideration. Shareholder and Purchaser hereby acknowledge and
            -------------
agree that the representations, warranties, covenants and agreements set forth in this Agreement constitute good and valuable consideration for the sale, transfer, conveyance, assignment and delivery of the Shares.

      2.4   Collection of Accounts Receivable. Acquired Company shall collect
            ---------------------------------
and receive payment in the ordinary course of business with respect to the Accounts Receivable on behalf of Shareholder and shall make commercially reasonable efforts to pursue collection thereof in accordance with Acquired Company's practice (but in no event shall Acquired Company be obligated to commence any litigation to collect any Accounts Receivable). All payments from each obligor of an account receivable shall be applied on a "first-in, first-out" basis so that each payment from such obligor is applied first to the oldest outstanding account receivable of such obligor unless such obligor designates another account receivable to which such payment applies or the oldest account receivable is the subject of a dispute. By the fifteenth day of each month, Acquired Company shall remit to Shareholder all collections of Accounts Receivable received during the prior month and furnish Shareholder with a written report of such collection activity for the preceding month.

      2.5   Prorations; Accounts Payable; Certain Deposits.
            ----------------------------------------------

            2.5.1 All expenses arising from the conduct of the Business, including business and license fees (including any retroactive adjustments thereof), utility charges, real and personal property taxes and assessments levied against the Assets, property and equipment rentals, taxes (except for income taxes), and similar prepaid and deferred items shall be prorated between Acquired Company and Shareholder in accordance with the principle that Shareholder shall be responsible for such expenses and similar prepaid and deferred items allocable to the conduct of the Business for the period ending on or prior to the Closing Date, and Acquired Company shall be responsible for such expenses and similar prepaid and deferred items allocable to the conduct of the Business for the period after the Closing Date. Shareholder and Acquired Company shall deliver a statement setting forth such prorations at the time of making any such proration payment. Notwithstanding the foregoing, there shall be no proration with regard to, and Shareholder shall remain solely liable with respect to, any Excluded Assets or any Excluded Contracts.

            2.5.2 Any prorations will, insofar as feasible, be determined and paid on the Closing Date, with final settlement and payment by the appropriate party occurring no later than thirty (30) days after the actual amount becomes known.

            2.5.3     Acquired Company shall remit to Shareholder within five
(5) days of receipt all invoices relating to accounts payable arising from the conduct of the Business for the period ending on or prior to the Closing, and Shareholder shall be responsible for payment of such accounts payable.

            2.5.4 Shareholder shall remit to Acquired Company an amount equal to all deposits reserved or accrued but not held as of the Closing Date by Acquired Company pursuant to (i) Acquired Company's Damage Reduction Incentive Policy and (ii) Acquired Company's signage security agreement with its owner/operators. In the event that Acquired Company fails to honor the terms under which such deposits were made, Acquired Company shall immediately remit to Shareholder an amount equal to such reserved or accrued deposits, and Shareholder shall return such deposits to the appropriate Persons.

            2.5.5 Acquired Company shall remit to Shareholder an amount equal to all advances made to employees, vendors and owner/operators as of the Closing Date.

      2.6 Resignations. At the Closing, Shareholder shall cause to be delivered to Acquired Company by each of the directors and officers of Acquired Company the resignation and release of such Person in the form attached hereto as Exhibit B.

      2.7 Release of Obligations and Guaranties. Prior to Closing, Purchaser shall use its best efforts to secure the release of any and all guaranty obligations with respect to the Idealease Agreement.

      2.8 Settlement of Intercompany Amounts. Prior to or at the Closing, all loans, advances or other intercompany amounts between Acquired Company and any affiliate of Acquired Company shall be repaid or settled along with all accrued interest, if any.

      2.9   Tax Matters.
            -----------

            2.9.1 Taxes of Acquired Company with respect to the period ending on the Closing Date shall be the responsibility of Shareholder. Taxes of Acquired Company with respect to the period ending after the Closing Date shall be the responsibility of Purchaser.

                      (a) Shareholder agrees to pay and, notwithstanding any disclosure of potential tax liabilities made by Shareholder or Acquired Company, to indemnify, reimburse and hold harmless Purchaser and Acquired Company and their respective successors, and their respective officers, directors, employees, agents and representatives, from and against any and all Taxes of Acquired Company payable with respect to, and any and all claims, liabilities, losses, damages, costs and expenses (including, without limitation, court costs and reasonable professional fees incurred in the investigation, defense or settlement of any claims covered by this indemnity) (herein referred to as "Indemnifiable Tax Damages"), arising out of or in any manner incident, relating or attributable to Taxes of Acquired Company payable with respect to, or Tax Returns required to be filed by Acquired Company under Section 2.9.5 with respect to, (i) any taxable year (or other applicable reporting period) (a "Reporting Period") of Acquired Company ending on or before the Closing Date ("Pre-Closing Tax Period") other than Indemnifiable Tax Damages arising from transactions occurring after the Closing, and (ii) any Reporting Period of Acquired Company that begins before the Closing Date and that ends after the Closing Date (a "Straddle Period"), whether such Taxes are imposed directly on Acquired Company or as a result of including Acquired Company in consolidated or combined returns filed by the affiliated group of which Acquired Company is a member (the "Shareholder Consolidated Group"), except that with respect to any Straddle Period, Shareholder shall be responsible for the payment of such Taxes only to the extent that they relate to the portion of such Straddle Period ending on the Closing Date. Shareholder shall be entitled to any credits or refunds of Taxes of Acquired Company payable with respect to any Pre-Closing Tax Period of Acquired Company and, with respect to the Straddle Period, the portion of such Straddle Period ending on and including the Closing Date. Purchaser shall cause the amount of any credits or refunds of Taxes to which Shareholder is entitled under this Section 2.9, but which are received by or credited to Acquired Company after the Closing Date, to be paid to Shareholder within ten (10) business days following such receipt or crediting; provided that within thirty (30) days following written notice from Purchaser Shareholder shall reimburse Acquired Company to the extent of any required subsequent repayment of, or reduction in, the amount of such credits or refunds of Taxes so received or credited.

                      (b) Purchaser agrees to pay and to indemnify, reimburse and hold harmless Shareholder (and other members of the Shareholder Consolidated Group) and their successors, and their officers, directors, employees, agents and representatives, from and against any and all Taxes of Acquired Company payable with respect to, and any and all Indemnifiable Tax Damages, arising out of or in any manner incident, relating or attributable to (i) Taxes of Acquired Company payable with respect to, or Tax Returns required to be filed by Acquired Company with respect to, any Reporting Period of Acquired Company beginning after the Closing Date, (ii) Taxes of Acquired Company for the Straddle Period to the extent attributable to the portion of the Straddle Period beginning after the Closing Date and (iii) Taxes imposed on Acquired Company, or for which Acquired Company may otherwise be liable, as a result of transactions occurring after the Closing, whether such Taxes are imposed directly on Acquired Company or as a result of including Acquired Company in consolidated or combined returns filed by any consolidated group of which Acquired Company is a member.

                 2.9.2 Any tax sharing agreement, practice or other similar arrangement between Acquired Company and other members of the Shareholder Consolidated Group shall be terminated as of the Closing Date.

                 2.9.3

                      (a) Shareholder shall prepare or cause to be prepared all Tax Returns of or including Acquired Company for any Pre-Closing Tax Period (including amended Tax Returns) ("Pre-Closing Period Returns"). Shareholder shall timely file, or cause to be timely filed, all such Pre-Closing Period Returns that are due on or before the Closing Date (giving effect to any extensions thereto), and Shareholder shall timely pay, or cause to be paid, all Taxes with respect to such Pre-Closing Period Returns.

                      (b) Shareholder will include the income of Acquired Company on the consolidated federal income Tax Returns and any consolidated, combined, or unitary (or similar) state, local or foreign income Tax Returns of the Shareholder Consolidated Group for all periods through the Closing Date and pay any Taxes attributable to such income.

                      (c) Shareholder shall prepare or cause to be prepared and provide Purchaser with Pre-Closing Period Returns, other than Pre-Closing Period Returns that are described in Section 2.9.3(b), that are due after the Closing Date (giving effect to any extensions thereto) at least ten (10) business days prior to the due date thereof. Promptly upon the finalization of such Tax Returns and in any case prior to the time such Tax Return is required to be filed, Shareholder shall deliver to Purchaser (1) an original of such Tax Return, and (2) a check payable to the appropriate taxing authority in the amount of any Taxes shown as due thereon. If Shareholder timely delivers such Tax Return and check as provided in the previous sentence, Purchaser shall cause such Pre-Closing Period Returns to be executed by the appropriate officer and shall file such Returns, together with the appropriate payment, on a timely basis.

                      (d) All Tax Returns which Shareholder is required to prepare or cause to be prepared in accordance with this Section 2.9 shall be prepared in a manner consistent with past practice and, on such Tax Returns, no positions shall be taken, elections made, or method adopted that is inconsistent with positions taken, elections made, or methods used in preparing and filing similar Tax Returns in prior periods (including, but not limited to, positions which would have the effect of deferring income to periods for which Purchaser is liable or accelerating deductions to period for which Shareholder is liable).

                 2.9.4

                      (a) Purchaser shall prepare or cause to be prepared all Tax Returns of Acquired Company for any and all tax periods ending after the Closing Date and any and all Straddle Periods. All Tax Returns for a Straddle Period shall be submitted to Shareholder at least twenty (20) days prior to the last date for timely filing of such Tax Return (giving effect to any valid extensions thereof), accompanied by a statement calculating in reasonable detail and in accordance with Section 2.9.4(b) any payments required of Shareholder with respect to the amounts shown as due on such Tax Returns after giving effect to any Tax payments made prior to the Closing Date. The amount of any Tax payment required of Shareholder shall be paid by Shareholder at least five (5) business days prior to the last date for timely filing such Tax Return (including any valid extensions thereof).

                      (b) The Tax liabilities for each Straddle Period for Acquired Company shall be determined by closing the books and records of Acquired Company as of the date immediately preceding the Closing Date, by treating each such Straddle Period as if it were a separate Reporting Period and by employing accounting methods which are consistent with those employed in preparing the Tax Returns for Acquired Company in prior Reporting Periods and which do not have the effect of distorting income or expenses (taking into account the transactions contemplated by this Agreement), except that (a) transactions occurring on the Closing Date and after the Closing shall be allocated to the taxable year or period that is deemed to begin at the beginning of the day following the Closing Date, (b) exemptions, allowances or deductions that are calculated on an annual basis (including, depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period, and (c) in the case of any Tax imposed upon the ownership or holding of real or personal property, such Taxes shall be prorated based on the percentage of the actual period to which such Taxes relate that precedes the Closing Date, provided that if the transactions contemplated by this Agreement result in the reassessment of the value of any property owned by Acquired Company for property Tax purposes, or the imposition of any property Taxes at a rate that is different than the rate that would have been imposed if such transactions had not occurred, then (1) the portion of such property Taxes for the portion of the Straddle Period which ends on and includes the Closing Date shall be determined on a daily basis, using the assessed value and Tax rate that would have been applied had such transactions not occurred, and (2) the portion of such property Taxes for the portion of such Straddle Period beginning after the Closing Date shall be the total property Taxes for the Straddle Period minus the amount described in clause (1) of this sentence.

                      (c) All Tax Returns which Purchaser is required to prepare or cause to be prepared in accordance with this Section 2.9 shall be prepared in a manner consistent with past practice and, on such Tax Returns, no positions shall be taken, elections made, or method adopted that is inconsistent with positions taken, elections made, or methods used in preparing and filing similar Tax Returns in prior periods (including, but not limited to, positions which would have the effect of accelerating income to periods for which Shareholder is liable or deferring deductions to period for which Purchaser is liable).

                 2.9.5 Shareholder and Purchaser shall cooperate with one another with respect to Tax matters as more fully set forth in this Section 2.9.5.

                      (a) Shareholder and Purchaser shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 2.9 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such Tax Return, audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Shareholder and Purchaser agree (i) to retain all books and records with respect to Tax matters pertinent to Acquired Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Shareholder or Purchaser, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Shareholder or Purchaser, as the case may be, shall allow the other party to take possession of such books and records to the extent they would otherwise be destroyed or discarded.

                      (b) Shareholder and Purchaser further agree, upon request, to use commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including Taxes with respect to the transactions contemplated hereby).

                      (c) Each of Purchaser and Shareholder shall promptly deliver to the other any notice from any Tax authority received by it relating to Taxes for which the other is or may be liable pursuant to this Agreement.

                 2.9.6 The provisions set forth in this Section 2.9, including, without limitation, the indemnification provisions, shall be separate and distinct from the provisions of Article 9 and shall not be subject to the limitations on indemnification obligations set forth therein.

                      (a) All representations, warranties, agreements, covenants and obligations made or undertaken by Shareholder in this Section 2.9 or in any document or instrument executed and delivered pursuant to this Section
2.9 are material, have been relied upon by Purchaser and shall survive the Closing hereunder, and shall not merge in the performance of any obligation by any party hereto. Shareholder agrees, from and after Closing, to indemnify and hold Purchaser or any of Purchaser's affiliates, including Acquired Company, and their respective successors and assigns, harmless from and against all liability, loss, damages, interest (to the extent interest is assessed prior to initial notice to Purchaser of such interest and for up to thirty (30) days of additional interest, if assessed) or injury and all reasonable costs and expenses (including reasonable counsel fees and costs of any suit related thereto) (collectively, "Tax Damages") suffered or incurred by Purchaser or any of Purchaser's affiliates, including Acquired Company, and their respective successors or assigns arising from, resulting from or relating to any misrepresentation by, or breach of any covenant, agreement or warranty of, Shareholder contained in this Section 2.9 or any certificate, schedule, document or instrument furnished by Shareholder pursuant thereto. Any examination, inspection or audit of the Assets or Business conducted by Purchaser shall in no way limit, affect or impair the ability of Purchaser, its successors or assigns to rely upon the representations, warranties, covenants and obligations of Shareholder set forth herein.

                      (b) All representations, warranties, agreements, covenants and obligations made or undertaken by Purchaser in this Section 2.9 or in any document or instrument executed and delivered pursuant to this Section
2.9 are material, have been relied upon by Shareholder and shall survive the Closing hereunder and shall not merge in the performance of any obligation by any party hereto. Purchaser agrees from and after Closing to indemnify and hold Shareholder or any of Shareholder's affiliates and their respective successors and assigns, harmless from and against all Tax Damages suffered or incurred by Shareholder or any of Shareholder's affiliates, and their respective successors or assigns arising from any misrepresentation by, or breach of any covenant or warranty of, Purchaser contained in this Section 2.9 or any certificate, document or instrument furnished by Purchaser pursuant thereto.

                      (c) Any Person entitled to indemnification pursuant to this Section 2.9 is hereinafter referred to as the "Tax Indemnified Party," and any Person obligated to provide such indemnification hereunder is hereinafter referred to as the "Tax Indemnifying Party." The Tax Indemnified Party shall promptly notify the Tax Indemnifying Party in writing of any notice, letter, correspondence, claim, determination, decision or decree (a "Tax Claim") received by the Tax Indemnified Party that might raise a claim for indemnification hereunder. The failure of the Tax Indemnified Party to notify the Tax Indemnifying Party promptly shall not relieve the Tax Indemnifying Party of any obligations under this Agreement except to the extent such failure materially prejudices the ability of the Tax Indemnifying Party to defend the claim. The Tax Indemnifying Party, at its cost and expense, shall have the sole and exclusive right to (and shall promptly notify the Tax Indemnified Party as to whether or not it will) handle, answer, defend, compromise or settle such Tax Claim and any tax examination, audit, contest or litigation in connection therewith. If the Tax Indemnifying Party fails within a reasonable time after notice to defend or handle any Tax Claim or any examination, audit, contest or litigation as provided herein, the Tax Indemnifying Party shall be bound by the results obtained by the Tax Indemnified Party or its successors or assigns in connection with such Tax Claim and such examination, audit, contest or litigation. The Tax Indemnified Party promptly shall provide, or shall cause to be provided, to the Tax Indemnifying Party any relevant information relating to such Tax Claim which may be particularly within the knowledge of the Tax Indemnified Party or its Affiliates and otherwise to cooperate fully with the Tax Indemnifying Party in good faith with respect to such Tax Claim; provided that the Tax Indemnifying Party shall be responsible for the payment of any interest and penalties resulting from any delay by the Tax Indemnifying Party in payment of the Tax Claim. Notwithstanding the foregoing, the Tax Indemnifying Party shall not agree, without the consent of the Tax Indemnified Party (which consent shall not be unreasonably withheld or delayed), to any adjustment, settlement or election which will legally bind the Tax Indemnified Party.

                      (d) Except as otherwise provided in this Section 2.9, any amounts owed by the Tax Indemnifying Party to the Tax Indemnified Party under this Section 2.9 shall be paid within ten (10) business days of notice from the Tax Indemnified Party; provided that if such party has not paid such amounts and such amounts are being contested before the appropriate governmental authorities in good faith, the Tax Indemnifying Party shall not be required to make payment until it is determined finally by an appropriate governmental authority that payment is due, provided that the Tax Indemnifying Party posts appropriate security as necessary to protect such party from (i) the immediate imposition of a lien that arises or attaches from nonpayment after assessment and demand of such amounts, or (ii) seizures of assets.

      2.10  Post Closing Access. In connection with any financial audit of
            -------------------
Acquired Company, Shareholder or an affiliate of Shareholder or any tax audit or other governmental investigation of Acquired Company, Shareholder or an affiliate of Shareholder for any matter relating to any period prior to the Closing, or for any other reasonable and lawful purpose, Purchaser shall, upon request, permit Shareholder and its representatives to have access to the books and records of Acquired Company which shall have been in the possession of Acquired Company as of the Closing. Acquired Company shall not, and Purchaser shall not permit Acquired Company to, dispose of such books and records during the seven-year period beginning with the Closing Date without Shareholder's consent.

      2.11  Lease. At Closing, Shareholder and Acquired Company shall enter into
            -----
the Lease.

3.    REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER.

      Shareholder hereby represents and warrants to Purchaser, as of the date hereof, as follows:

      3.1   Organization, Standing and Authority; Capitalization;
            ----------------------------------------------------
Equity Investments.
------------------

            3.1.1 Acquired Company is a corporation duly organized, validly existing and in good standing under the laws of Missouri. Shareholder is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Each of Shareholder and Acquired Company has all requisite corporate power and authority (i) to execute, deliver and perform this

Agreement, and (ii) to consummate the transactions contemplated hereby. Acquired Company has all requisite corporate power and authority to conduct the Business as presently conducted. Shareholder is the only shareholder of Acquired Company. Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Assets, Business or operations of Acquired Company.

            3.1.2 The entire authorized capital stock of Acquired Company consists of 30,000 shares of $1.00 par value common stock, of which 500 shares are issued and outstanding in the name of Shareholder and no shares are held in Acquired Company's treasury. All of the Shares are owned by Shareholder, free and clear of all liens, claims, charges and encumbrances of any nature whatsoever. The Shares are validly issued, fully paid and nonassessable. There are no outstanding options, warrants, calls, commitments, or subscriptions, rights or agreements by Acquired Company to issue any additional shares of its capital stock, or to pay any dividends on such shares, or to purchase, redeem or retire any outstanding shares of its capital stock, nor are there outstanding any securities or obligations which are convertible into or exchangeable for any shares of capital stock of Acquired Company.

            3.1.3 Acquired Company, either directly or indirectly, does not own of record or beneficially any shares, membership interests or other equity interests in any corporation, limited liability company, partnership, limited partnership, joint venture, trust or other business entity.

      3.2   Authorization and Binding Obligation. All corporate action
            ------------------------------------
on the part of Acquired Company and Shareholder, and their respective directors and shareholders necessary for the authorization, execution, delivery and performance by Acquired Company and Shareholder of this Agreement has been taken. Acquired Company and Shareholder have the power and authority to execute and deliver this Agreement, to perform hereunder, and to consummate the transactions contemplated hereby, in each case without the necessity of any act or consent of any other Person whomsoever. This Agreement has been duly executed and delivered by Acquired Company and Shareholder; and this Agreement and each and every agreement, document and instrument to be executed, delivered and performed by Acquired Company or Shareholder in connection herewith constitute or will, when executed and delivered, constitute the valid and legally binding obligations of Acquired Company and Shareholder, as the case may be, enforceable against it in accordance with their respective terms. Attached hereto as
Schedule 3.2 are true, correct and complete copies of the Certificate of Incorporation and Bylaws, as amended, of Acquired Company.

      3.3   Absence of Conflicting Agreements. Subject to obtaining the
            ---------------------------------
Consents, the execution, delivery and performance of this Agreement by Acquired Company and Shareholder, as the case may be, and the consummation of the transactions contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) will not conflict with any provision of the Certificate of Incorporation or Bylaws of Acquired Company or Shareholder; (ii) will not conflict with, result in a breach of, or constitute a default under, any applicable law, rule or regulation or any Order, (iii) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, franchise, certificate, license or permit to which Acquired Company or Shareholder is a party or may be bound or by which the Assets or Business are affected, (iv) will not contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental or regulatory authority the right to revoke, withdraw, suspend, cancel, terminate, or modify, any License that is held by Acquired Company or that otherwise relates to the Business of, or any of the Assets owned or used by, Acquired Company, (v) will not result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets. Except pursuant to this Agreement, neither Acquired Company nor Shareholder is a party to any contract or obligation whereby there has been granted to anyone an absolute or contingent right to purchase, obtain or acquire any rights in any of the Shares, Assets, or any of the Business.

      3.4   Inventory. The Inventory is described by type on Schedule 3.4. The
            ---------
Inventory consists of items of a quality and quantity readily usable in the Business as currently conducted.

      3.5   Title to and Condition of Personal Property.
            -------------------------------------------

            3.5.1 Set forth in Schedule 3.5 is a list of all material items of Personal Property. Acquired Company owns and has good title to all of the Personal Property, free and clear of all liens, mortgages, pledges, security interests, lease obligations and encumbrances, except (i) for liens for taxes not yet due and payable and (ii) to the extent such property is the subject of an Acquired Company Contract (such liens and encumbrances hereinafter referred to as "Permitted Encumbrances"). Subject to the inspection and repair process set forth in Section 6.3 with respect to vehicles leased to Acquired Company pursuant to the Idealease Agreement, Purchaser acknowledges and agrees that it has inspected the vehicles, trucks, tractors and trailers included within the Assets, including those which are the subject of Acquired Company Contracts, and that Purchaser, by way of purchasing the Shares, is acquiring such vehicles, trucks, tractors and trailers "AS IS," "WHERE IS," "WITH ALL FAULTS," AND ACQUIRED COMPANY AND SHAREHOLDER DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT THERETO.

            3.5.2 Acquired Company owns all the Assets (whether tangible or intangible) that it purports to own.

            3.5.3 Except for the real property that is the subject of the Lease, the Assets, the Excluded Assets and equipment of Acquired Company are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing.

      3.6   Contracts.
            ---------

            3.6.1 Schedule 3.6.1 contains a list of all of the material Acquired Company Contracts, a copy of each of which has been provided to Purchaser. All Acquired Company Contracts are in full force and effect and are valid and binding upon Acquired Company and enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting the enforcement of creditors' rights generally; provided, however, that Shareholder makes no representation or warranty as to enforceability of any restrictive covenants, including covenants regarding nondisclosure, nonsolicitation or noncompetition. Except as set forth on
Schedule 3.6.1: (i) there is not under any Acquired Company Contract any default by Acquired Company or, to Acquired Company's and Shareholder's Knowledge, any other party thereto, or any event which, after notice or lapse of time, or both, would constitute such a default; provided, however, Acquired Company and Shareholder make no representations or warranties regarding the Idealease Agreement with respect to which Purchaser has made its own investigation (except as provided in Section 3.6.3); (ii) no officer, director, agent, employee, consultant, or contractor of Acquired Company is bound by any Contract to which Acquired Company, Shareholder or any of its affiliates is a party that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the Business, or (B) assign to Acquired Company or to any other Person any rights to any invention, improvement, or discovery; (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Acquired Company Contract; (iv) Acquired Company has not given to or received from any other Person, at any time since October 6, 2000, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Acquired Company Contract; and (v) there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to Acquired Company under current or completed Acquired Company Contracts with any Person and, to the Knowledge of Shareholder an Acquired Company, no such Person has made written demand for such renegotiation.

            3.6.2 Schedule 3.6.2 contains a complete and accurate list of the Excluded Contracts.

            3.6.3 With respect to the Idealease Agreement, (i) all sums due and payable by Acquired Company prior to the date hereof under the Idealease Agreement have been paid; (ii) there is no material default by Acquired Company under the Idealease Agreement or, to Acquired Company's and Shareholder's Knowledge, any other party thereto, or any event which, after notice or lapse of time, or both, would constitute such a default; and (iii) Acquired Company has not given to or received from any other Person, at any time since October 6, 2000, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, the Idealease Agreement.

      3.7   Consents. Except for the Consents described in Schedule 3.7, no
            --------
consent, approval or authorization of, or declaration to or filing with any Governmental or regulatory authority or any other third party is required to permit Shareholder to transfer the Shares to Purchaser. Except as set forth on in Schedule 3.7, transfer of the Shares to Purchaser by Shareholder will not constitute an event of default under any Acquired Company Contracts.

      3.8   Licenses, Permits and Other Governmental Authorizations. Acquired
            -------------------------------------------------------
Company holds all Licenses required for the conduct of the Business, except where the failure to hold such Licenses would not have a material adverse effect on the Assets, Business or operations of Acquired Company. Schedule 3.8 is a true and complete list of all material Licenses (including transportation operating permits), relating to the operations of Acquired Company, the environment or otherwise, applied for, issued to, or owned by, Acquired Company or under which Acquired Company is licensed or franchised, used in the conduct of the Business. The Licenses listed in Schedule 3.8 collectively constitute all of the Licenses necessary to permit Acquired Company to lawfully conduct and operate its Business in the manner it currently conducts and operates such Business and to permit Acquired Company to own and use its Assets in the manner in which it currently owns and uses such Assets, except where the failure to hold such Licenses would not have a material adverse effect on the Assets, Business or operations of Acquired Company.

      3.9   Insurance. Acquired Company now has in force fire, casualty,
            ---------
liability and other insurance covering the Assets and the conduct of the Business which Acquired Company and Shareholder believe to be appropriate with respect to amounts and coverage of risks. All such insurance policies are listed on Schedule 3.9.

      3.10  Litigation.
            ----------

            3.10.1 Except as set forth on Schedule 3.10, no Order or settlement agreement of any nature has been consented to or rendered against or with respect to Acquired Company, the Shares, the Assets, or the Business by any arbitrator or Governmental or regulatory authority which in any way affects or relates to Acquired Company, the Shares, the Assets or the Business which has not been fully satisfied, settled or dismissed with prejudice. Except as set forth on Schedule 3.10, there are no material claims asserted and there is no material Proceeding pending or, to the Knowledge of Acquired Company and Shareholder, threatened, by or against Acquired Company or the Business or to which Acquired Company is a party, either as a plaintiff or defendant; and to the Knowledge of Shareholder and Acquired Company, no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Shareholder has made available to Purchaser copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Schedule 3.10. None of the Proceedings listed in Schedule 3.10, individually or in the aggregate, will have a material adverse effect on the Business, operations, Assets, condition, or prospects of Acquired Company.

            3.10.2 To the Knowledge of Shareholder and Acquired Company, no officer, director, agent, or employee of Acquired Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the Business. Acquired Company is, and at all times since October 6, 2000 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the Assets owned or used by it, is or has been subject. No event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Acquired Company, or any of the Assets owned or used by Acquired Company, is subject. Acquired Company has not received, at any time since October 6, 2000, any notice or other communication (whether oral or written) from any Governmental or regulatory authority or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to
                                      -18-
comply with, any term or requirement of any Order to which Acquired Company, or any of the Assets owned or used by Acquired Company, is or has been subject.

      3.11  Employee Benefit Plans.
            ----------------------

            3.11.1 All Employee Plans and Compensation Arrangements that provide benefits coverage to employees of Acquired Company are listed in
Schedule 3.11. Any unwritten Compensation Arrangement that provides benefits coverage to employees of Acquired Company also are listed and described in
Schedule 3.11. Except as disclosed in Schedule 3.11, Acquired Company is not a party to and does not have in effect or to become effective after the date of this Agreement any plan arrangement or other scheme which will become an Employee Plan or Compensation Arrangement (including, but not limited to, any bonus, cash or deferred compensation, severance, medical, pension, profit sharing or thrift, stock option, employee stock ownership, life or group insurance, death benefit, vacation, sick leave, disability or trust agreement or arrangement), or any amendment to an Employee Plan or Compensation Arrangement.

            3.11.2 Without material exception, the Employee Plans and Compensation Arrangements listed in Schedule 3.11 have been operated and administered in accordance with ERISA, the Code, the Age Discrimination in Employment Act and any other applicable federal or state laws.

            3.11.3 Neither Acquired Company nor any of its ERISA Affiliates contribute to or are required to contribute to (or otherwise maintain) any Multi-employer Plan that provides benefits coverage to the employees of Acquired Company.

            3.11.4 Except as described in Schedule 3.11, neither Acquired Company nor any of its ERISA Affiliates sponsors, maintains or contributes to any Employee Plan or Compensation Arrangement that provides retiree medical or retiree life insurance coverage to former employees of Acquired Company.

            3.11.5 Except as described in Schedule 3.11, and except as would not reasonably be expected to result in any liability imposed on Acquired Company, with respect to each Employee Plan and, to the extent applicable, each Compensation Arrangement: (i) no condition or event exists or is expected to exist that could lead to the imposition of any material liability, contingent or otherwise, or to the imposition of any lien on the Assets or any of its ERISA Affiliates under the Code or Title IV of ERISA, whether to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, or any other person; and
(ii) all contributions, premiums or payments accrued, in whole or in part, under each Employee Plan or Compensation Arrangement or with respect thereto as of the Closing will be paid by or properly accrued by Shareholder, on or prior to Closing.

            3.11.6 Except as disclosed in Schedule 3.11, there are no Employee Plans or Compensation Arrangements as to which, at any time after the Closing, Acquired Company or Purchaser will be required to make any contributions.

            3.11.7 Except as disclosed in Schedule 3.11, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any material payment (including, without limitation, severance, or unemployment compensation) becoming due to any employee of Acquired Company.

      3.12  Labor Relations.
            ---------------

            3.12.1 There are not any controversies between Acquired Company and any employee which might reasonably be expected to materially adversely affect the conduct of the Business or use of the Assets. To the Knowledge of Acquired Company and Shareholder, Acquired Company has not received any notice or claim that it has not complied with any laws or legal requirements relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination and employment, occupational or workplace safety or that Acquired Company is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

            3.12.2 Schedule 3.12 contains a complete and accurate list of the following information for each employee of Acquired Company, including each employee on leave of absence or layoff status: name; job title; current compensation paid or payable.

            3.12.3 Except as set forth in Schedule 3.12, to Shareholder's Knowledge, no employee of Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect the performance of his or her duties as an employee of Acquired Company. To Shareholder's Knowledge, no officer of Acquired Company intends to terminate his employment with such Acquired Company.

            3.12.4 Since October 6, 2000, Acquired Company has not been or is a party to any collective bargaining or other labor Contract. Except as set forth on Schedule 3.12, since October 6, 2000, there has not been, there is not presently pending or existing, and to Shareholder's Knowledge there is not threatened, (i) any strike, slowdown, picketing or work stoppage, (ii) any Proceeding against or affecting Acquired Company relating to the alleged violation of any law or legal requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental or regulatory authority, organizational activity, or to Shareholder's Knowledge other labor or employment dispute against or affecting Acquired Company or its premises, or (iii) any application for certification of a collective bargaining agent. There is no lockout of any employees by Acquired Company, and no such action is contemplated by Acquired Company. Acquired Company has complied in all material respects with all laws and legal requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. Acquired Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing laws and legal requirements.

            3.12.5 Since October 6, 2000, none of Acquired Company or director, officer, agent, or employee of Acquired Company, or to the Knowledge of Acquired Company or Shareholder any other Person associated with or acting for or on behalf of Acquired Company, has directly or indirectly (a) in violation of any law or legal requirement made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services
(i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Acquired Company or any Affiliate of Acquired Company, or (b) established or maintained any fund or asset that has not been recorded in the books and records of Acquired Company.

      3.13  Bank Accounts. Set forth on Schedule 3.13 hereto is a list of all
            -------------
bank accounts and safe deposit boxes of Acquired Company and the names of all persons authorized to draw thereon or to have access thereto.

      3.14  Compliance with Laws. Except as set forth in Schedule 3.14: (i)
            --------------------
Acquired Company is, and at all times since October 6, 2000 has been, in compliance in all material respects with all laws and legal requirements that are or were applicable to it or to the conduct or operation of the Business or the ownership or use of any of the Assets; (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may be reasonably expected to constitute or result in a violation by Acquired Company of, or a failure on the part of Acquired Company to comply with, any law or legal requirement; (iii) Acquired Company has not received, at any time since October 6, 2000, any notice or other communication (whether oral or written) from any Governmental or regulatory authority or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any law or legal requirement, or (B) any actual, alleged, possible, or potential obligation on the part of Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; (iv) no event has occurred or circumstance exists that may be reasonably expected to (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any License listed on Schedule 3.8, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any License; (v) Acquired Company has not received, at any time since October 6, 2000, any notice or other communication (whether oral or written) from any Governmental or regulatory authority or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any License, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Licenses; and (vi) all applications required to have been filed for the renewal of the Licenses listed on Schedule 3.8 have been duly filed on a timely basis with the appropriate Governmental or regulatory authorities, and all other filings required to have been made with respect to such License have been duly made on a timely basis with the appropriate Governmental or regulatory authorities.

      3.15  Reports and Records; Financial Statements.
            -----------------------------------------

            3.15.1 To the Knowledge of Acquired Company and Shareholder, all returns, reports, records and statements which Acquired Company is currently required to file with any Governmental or regulatory authority have been filed, and all reporting and record keeping requirements of Governmental or regulatory authority having jurisdiction thereover have been complied with. All of such reports, returns, records and statements are substantially complete and correct as filed.

            3.15.2 Shareholder has delivered to Purchaser unaudited trial balance sheets, profit and loss statements and balance sheets of Acquired Company for the fiscal years 1999 and 2000 and for fiscal year 2001 through November 30, 2001. Such financial statements fairly present the financial condition and the results of operations of Acquired Company as at the respective dates of and for the periods referred to in such financial statements, subject, in the case of interim financial statements, to normal recurring year-end adjustments. Such financial statements reflect the consistent application of such accounting principles throughout the periods involved.

            3.15.3 To Acquired Company's and Shareholder's Knowledge, Acquired Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in any interim balance sheet and current liabilities incurred in the ordinary course of business since the date thereof.

            3.15.4 The minute books, stock record books, and other records of Acquired Company that have been made available to Purchaser include all of the minute books, stock record books and other records of Acquired Company that were delivered to Shareholder in connection with its acquisition of Acquired Company. The minute books of Acquired Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Acquired Company since October 6, 2000, and no meeting of any such stockholders, Board of Directors, or committee has been held since October 6, 2000 for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of Acquired Company.

      3.16  Tax Matters. Except as provided in Schedule 3.16:
            -----------

            3.16.1 Acquired Company has filed or caused to be filed (on a timely basis since October 6, 2000), all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to applicable laws and legal requirements. Acquired Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Acquired Company, except such Taxes, if any, as are being contested in good faith.

            3.16.2 Acquired Company does not have liability for Taxes of any Person (other than the Shareholder Consolidated Group and the affiliated group of corporations of which Acquired Company was a member prior to its acquisition by the Shareholder Consolidated Group) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign income Tax law), as transferee or successor, by contract or otherwise. All deficiencies proposed as a result of any Tax audits of Acquired Company have been paid, reserved against, settled, or are being contested in good faith by appropriate Proceedings.

Acquired Company has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of Acquired Company or for which Acquired Company may be liable.

            3.16.3 No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or assets held, acquired, or to be acquired by Acquired Company. All Taxes that Acquired Company is or was required by any law or legal requirement to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental or regulatory authority or other Person.

            3.16.4 There is no tax sharing agreement that will require any payment by Acquired Company after the date of this Agreement. No material claim for assessment or collection of Taxes is presently being asserted against Acquired Company with respect to Taxes of Acquired Company. There is no presently pending audit examination, refund claim, litigation, Proceeding, proposed adjustment or matter in controversy with respect to any Taxes of Acquired Company.

      3.17  No Material Adverse Change.
            --------------------------

            3.17.1 Since November 30, 2001, there has not been any material adverse change in the Business, operations, properties, Assets, or financial condition of Acquired Company which would have a material adverse effect on the Business, operations, properties, Assets or financial condition of Acquired Company taken as a whole, and no event has occurred or circumstance exists that could be expected to result in such a material adverse change.

            3.17.2 Except as set forth in Schedule 3.17, since November 30, 2001, Acquired Company has conducted the Business only in the ordinary course of business and there has not been any: (i) payment or increase by Acquired Company of any bonuses, salaries, or other compensation to any officer, or (except in the ordinary course of business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee with respect to which Acquired Company will have any liability; (ii) damage to or destruction or loss of any Asset or property of Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, Assets, Business or financial condition of Acquired Company, taken as a whole; (iii) material change in the accounting methods used by Acquired Company; or (iv) agreement, whether oral or written, by Acquired Company to do any of the foregoing.

      3.18  Environmental Matters. Except as set forth in Schedule 3.18:
            ---------------------

            3.18.1 Acquired Company is, and at all times since October 6, 2000 and, to the Knowledge of Shareholder and Acquired Company, at all times before October 6, 2000 has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Since October 6, 2000 and, to the Knowledge of Shareholder and Acquired Company, at all times before October 6, 2000, neither Shareholder nor Acquired Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or threatened order, notice, or other communication from (i) any Governmental or regulatory authority or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or Assets (whether real, personal, or mixed) in which Acquired Company has had an interest, or with respect to any property or Facility at or to which Hazardous Substances were generated, manufactured, refined, transferred, imported, used, or processed by Acquired Company, or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Substances have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

            3.18.2 Since October 6, 2000 and, to the Knowledge of Shareholder and Acquired Company, at all times before October 6, 2000, there are no pending or, to the Knowledge of Shareholder and Acquired Company, threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and Assets (whether real, personal, or mixed) in which Acquired Company has or had an interest.

            3.18.3 Since October 6, 2000 and, to the Knowledge of Shareholder and Acquired Company, at all times before October 6, 2000, neither Shareholder nor Acquired Company has Knowledge of any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, order, summons, warning, or other communication that relates to Hazardous Substances, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or Assets (whether real, personal, or mixed) in which Acquired Company had an interest, or with respect to any property or facility to which Hazardous Substances generated, manufactured, refined, transferred, imported, used, or processed by Acquired Company, or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

            3.18.4 Since October 6, 2000 and, to the Knowledge of Shareholder and Acquired Company, at all times before October 6, 2000, neither Shareholder nor Acquired Company, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or, to the Knowledge of Shareholder and Acquired Company, with respect to any other properties and Assets (whether real, personal, or mixed) in which Shareholder or Acquired Company (or any predecessor), has or had an interest.

            3.18.5 Since October 6, 2000 and, to the Knowledge of Shareholder and Acquired Company, at all times before October 6, 2000, there are no Hazardous Substances present on or in the Facilities, including any Hazardous Substances contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities, or incorporated into any structure therein or thereon. Since October 6, 2000 and, to the Knowledge of Shareholder and Acquired Company, at all times before October 6, 2000, none of Shareholder, Acquired Company, any other Person for whose conduct they are or may be held responsible, or to the Knowledge of Shareholder and Acquired Company, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or Assets (whether real, personal, or mixed) in which Shareholder or Acquired Company has or had an interest except in full compliance with all applicable Environmental Laws.

            3.18.6 Since October 6, 2000 and, to the Knowledge of Shareholder and Acquired Company, at all times before October 6, 2000, there has been no release or, to the Knowledge of Shareholder and Acquired Company, threat of release, of any Hazardous Substances at or from the Facilities or at any other locations where any Hazardous Substances were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and Assets (whether real, personal, or mixed) in which Shareholder or Acquired Company has or had an interest, whether by Shareholder, Acquired Company, or any other Person.

            3.18.7 Shareholder has delivered to Purchaser true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Shareholder or Acquired Company since October 6, 2000 pertaining to Hazardous Substances or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Shareholder, Acquired Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

      3.19  Intellectual Property.
            ---------------------

            3.19.1 Acquired Company owns or has the right to use pursuant to license, sublicense, agreement or permission all intellectual property necessary for the operation of the Business as presently conducted (including, without limitation, the Intellectual Property).

            3.19.2 To the Knowledge of Shareholder and Acquired Company, Acquired Company has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third Persons and neither Acquired Company, nor any of the directors or officers (and employees with responsibility for intellectual property matters) of Acquired Company has ever received any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation or violation. Except as set forth on Schedule 3.19, to the Knowledge of Acquired Company and Shareholder, no third Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of Acquired Company.

            3.19.3 Schedule 3.19 identifies each material item of intellectual property that any third Person owns and that Acquired Company uses pursuant to license, sublicense, agreement, or permission. Acquired Company has made correct and complete copies of all such licenses, sublicenses, agreements and permissions (as amended to date) available to Purchaser. With respect to each such item of such intellectual property: (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect; (ii) the license, sublicense, agreement or permission will continue to be legal, valid, binding and enforceable and in full force and effect on identical terms on and after the Closing Date for the respective period set forth in each such license, sublicense, agreement or permission; (iii) Acquired Company is not, and to the Knowledge of Acquired Company and Shareholder, the other parties to the license, sublicense, agreement or permission are not, in breach or default, and no event of default has occurred which with notice or lapse of time, or both, would constitute a breach or default or permit termination, modification or acceleration thereunder; (iv) no party to the license, sublicense, agreement or permission has repudiated any provision thereof; and (v) Acquired Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

      3.20  State Takeover Laws. The Boards of Directors of Shareholder and
            -------------------
Acquired Company have approved the transactions contemplated by this Agreement and taken such action such that the provisions of any state or local "takeover" law applicable to Shareholder or Acquired Company will not apply to this Agreement or any of the transactions contemplated by this Agreement.

      3.21  Disclosure. No statement contained herein or in any certificate,
            ----------
Exhibit, Schedule, list or other instrument furnished to Purchaser by Acquired Company or Shareholder pursuant to the provisions hereof contains, or will contain, any untrue statement of any material fact or omits, or will omit, to state a material fact necessary in order to make the statements contained herein or therein not misleading.

4.    REPRESENTATIONS AND WARRANTIES OF PURCHASER .

      Purchaser represents and warrants to Shareholder, as of the date hereof, as follows:

      4.1   Organization and Standing. Purchaser is a corporation duly
            -------------------------
organized, validly existing and in good standing under the laws of Delaware. Purchaser has all requisite corporate power and authority (i) to execute, deliver and perform this Agreement and (ii) to consummate the transactions contemplated hereby.

      4.2   Authorization and Binding Obligation. All corporate action on the
            ------------------------------------
part of Purchaser and its directors and shareholder(s) necessary for the authorization, execution, delivery and performance by Purchaser of this Agreement has been taken. Purchaser has the power and authority to execute and deliver this Agreement, to perform hereunder and to consummate the transactions contemplated hereby without the necessity of any act or consent of any other Person whomsoever. This Agreement has been duly executed and delivered by Purchaser; and this Agreement and each and every agreement, document and instrument to be executed, delivered and performed by Purchaser in connection herewith constitute or will, when executed and delivered, constitute the valid and legally binding obligations of each of Purchaser, enforceable against it in accordance with their respective terms.

      4.3   Absence of Conflicting Agreements. The execution, delivery and
            ---------------------------------
performance of this Agreement by Purchaser, and the consummation of the transactions contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) will not conflict with any provision of the Certificate of Incorporation or Bylaws of Purchaser; (ii) will not conflict with, result in a breach of, or constitute a default under, any applicable law, rule or regulation or any applicable judgment, order, ordinance, injunction or decree of any court or governmental instrumentality and (iii) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, franchise, certificate, license or permit to which Purchaser is a party or may be bound or by which its assets or business are affected.

      4.4   Consents. No consent, approval or authorization of, or declaration
            --------
to or filing with any governmental or regulatory authority or any other third party is required to permit Purchaser to perform hereunder and to consummate the transactions contemplated hereby.

      4.5   Disclosure. No statement contained herein or in any certificate,
            ----------
Exhibit, Schedule, list or other instrument furnished to Acquired Company or Shareholder by Purchaser pursuant to the provisions hereof contains, or will contain, any untrue statement of any material fact or omits, or will omit, to state a material fact necessary in order to make the statements contained herein or therein not misleading.

5.    COVENANTS OF ACQUIRED COMPANY, SHAREHOLDER AND PURCHASER.

      5.1   Cooperation. The parties shall cooperate fully with each other in
            -----------
preparing, filing, prosecuting and taking any other actions necessary with respect to, any applications, requests or actions which are or may be necessary to obtain the consent of any governmental instrumentality or any other third party, which are or may be necessary or helpful in order to accomplish the transactions contemplated by this Agreement.

      5.2   Covenants Regarding Employment Matters.
            --------------------------------------

            5.2.1 With respect to the employees of Acquired Company who remain employees of Acquired Company on the Closing Date (the "Transferred Employees"), Shareholder shall within thirty (30) days of the Closing Date assume and reimburse Acquired Company for the monetary amount of any vacation and sick pay accrued by the Transferred Employees but unused as of the Closing Date. Shareholder agrees to make full and final settlement with the Transferred Employees, as soon as reasonably practicable after the Closing, with respect to all other liabilities and obligations relating to such employees' employment with Acquired Company for periods ending on or before the Closing Date (including, without limitation, wages, salaries, any obligations under any Employee Plan and Compensation Arrangement or other payments on account of termination), to the extent earned or accrued through the Closing Date.

            5.2.2 Purchaser shall cause Acquired Company to offer employment to those employees of Shareholder, or any subsidiary thereof, set forth in
Schedule 5.2.2 who have devoted a substantial amount of time to the business of Acquired Company (the "Manheim Employees"). Subject to the provisions of subsection 5.2.6, those Manheim Employees who accept Acquired Company's offers of employment shall be employed on the same terms and conditions of employment as currently being provided to similarly situated employees of Purchaser. Shareholder agrees to make full and final settlement with the Manheim Employees, as soon as reasonably practicable after the Closing, with respect to all other liabilities and obligations relating to such employees' employment with Shareholder, or a subsidiary thereof, for periods ending on or before the Closing Date (including, without limitation, wages, salaries, any obligations under any Employee Plan and Compensation Arrangement or other payments on account of termination), to the extent earned or accrued through the Closing Date. Effective immediately prior to the Closing Date, those employees of Acquired Company who currently are receiving disability health care benefits (the "Disabled Employees") shall become employees of Shareholder or an affiliate thereof. At such time as the Disabled Employees' entitlement to health care benefits ceases, Purchaser shall cause Acquired Company to offer employment to the Disabled Employees on the same terms and conditions of employment as currently are being provided to similarly situated employees of Purchaser. Shareholder agrees to make full and final settlement with the Disabled Employees, as soon as reasonably practicable after the date the Disabled Employees are no longer eligible to participate in any Employee Plan, with respect to all other liabilities and obligations relating to such employees' employment with Shareholder, or a subsidiary thereof (including, without limitation, wages, salaries, any obligations under any Employee Plan and Compensation Arrangement or other payments on account of termination), to the extent earned or accrued through the date the Disabled Employees' participation in any Employee Plan ceases.

            5.2.3 With respect to those Transferred Employees and Manheim Employees listed on Schedule 5.2.3 whose employment with Acquired Company is involuntary terminated by Acquired Company without cause within a forty-five
(45) day period commencing as of the Closing, Shareholder shall reimburse Acquired Company for the amount of any severance pay benefits paid to such Transferred Employees and Manheim Employees; provided, that the amount of such severance payments shall be not more than the amount represented by the formula set forth in Schedule 5.2.3. For purposes of this Section 5.2.3, "cause" shall mean any of the following events: (i) the commission of a criminal act constituting a felony (ii) the commission of an act of fraud, embezzlement or theft against Acquired Company; (iii) the willful and wanton disregard of the rules or policies of Acquired Company; or (iv) the repeated failure of a Transferred Employee or a Manheim Employee to perform duties consistent with his or her position or to follow or comply with the reasonable directives of the Board of Directors or the executive officers of Acquired Company, which failures are not cured in all substantial respects within ten (10) days after Acquired Company serves notice thereof to the Transferred Employee or Manheim Employee.

            5.2.4 Purchaser shall indemnify and hold Shareholder and its affiliates harmless from and against all Losses resulting from any compliance obligation (including, without limitation, the obligation to give notice or pay any money) that Acquired Company, Shareholder and its affiliates has under the WARN Act arising from the termination of any Transferred Employees or Manheim Employees on or after the Closing Date.

            5.5.5 Except to the extent otherwise expressly set forth in this Agreement, nothing in this Agreement shall be deemed or construed to require Acquired Company to continue to employ any of Acquired Company's employees for any period on or after Closing.

            5.2.6 Purchaser shall offer, or cause Acquired Company to offer, group health plan coverage to all of the Transferred Employees and Manheim Employees and to the dependents of such Transferred Employees and Manheim Employees as of the Closing Date on terms and conditions generally applicable to all of Purchaser's employees. For purposes of providing such coverage, Purchaser shall waive all preexisting condition limitations for all such Transferred Employees and Manheim Employees covered by a health care plan of Acquired Company or of an affiliate of Shareholder as of the Closing Date and shall provide such health care coverage effective as of the Closing Date without the application of any eligibility period for coverage. In addition, Purchaser shall credit all employee payments toward deductible, out-of-pocket and co-payment obligation limits under health care plans of Acquired Company or of an affiliate of Shareholder for the plan year which includes the Closing Date as if such payments had been made for similar purposes under Purchaser's health care plans during the plan year which includes the Closing Date, with respect to the Transferred Employees and the Manheim Employees, and to the dependents of such Transferred Employees and Manheim Employees.

            5.2.7 Subsequent to the Closing, the account balances of the Transferred Employees and of the Manheim Employees under the 401(k) plan of Shareholder's affiliate shall be payable to such Transferred Employees and Manheim Employees in accordance with the terms of the plan. Purchaser shall be obligated to accept rollovers to Purchaser's 401(k) plan of cash and of promissory notes that relate to outstanding loans made to participants from the 401(k) plan of Shareholder's affiliate, if any, with respect to any Transferred Employee and Manheim Employee that elects to make such a rollover. Purchaser's 401(k) plan shall be substituted as the obligee of such promissory notes, and, except as permitted by applicable law, no other changes shall be made with respect to the terms of the notes. Purchasers shall effect such rollovers in a manner that will ensure that such rollovers do not result in the recognition of taxable income by the Transferred Employees and the Manheim Employees, and shall take, or shall cause it's 401(k) plan to take, any actions that are necessary to effect such rollovers. Within a reasonable period of time after the Closing Date, Purchaser or Acquired Company shall provide Shareholder with a list of those Transferred Employees and Manheim Employees who intend to rollover promissory notes to Purchaser's 401(k) Plan. At Shareholder's request, Purchaser agrees to use its best faith efforts to assist Shareholder in effecting the rollover of the account balances of the Transferred Employees to Purchaser's 401(k) plan.

      5.3   Inspection. URSI shall complete an inspection of all vehicles leased
            ----------
to Acquired Company pursuant to the Idealease Agreement as expeditiously as possible following the Closing Date, such inspection not to exceed sixty (60) days following the Closing Date. URSI shall give Shareholder reasonable advance notice thereof and the right to participate in such inspection. The criteria to be used for such inspections shall be the inspection and maintenance criteria set forth in the Idealease Agreement. In the event that any vehicle inspected pursuant to this Section 5.3 is found to have damage that would cause a failure under such inspection criteria, and it is determined by the parties after due investigation that such damage occurred prior to the Closing Date, Shareholder, at its option, shall either repair such damage at its own cost or remit payment to URSI in an amount to cover the cost of repairing such damage.

      5.4   Public Announcements. Except as may be required by applicable law or
            --------------------
regulation (including the rules of any stock exchange, Nasdaq, or over-the-counter market on which any of the parties or their respective affiliates are listed or traded), no party to this Agreement shall make, or cause to be made, any public announcement in respect of this Agreement or the transactions contemplated herein or otherwise communicate with any news media with respect thereto without the prior written consent of the other parties, and, in any event, the contents and wording of any such announcement or communication shall be subject to the prior review and consent of the other parties and the parties shall cooperate as to the timing of any such announcement or communication.

6. CLOSING. The Closing shall be held at the offices of Rouse Hendricks German May PC, 1010 Walnut, Suite 400, One Petticoat Lane, Kansas City, Missouri, 64106, concurrently with the execution and delivery of this Agreement. Notwithstanding the actual time the deliveries set forth in Sections 7 and 8 are made on the Closing Date, the parties hereto agree that the Closing shall be effective and deemed for all purposes to have occurred as of 12:01 a.m. local time on the Closing Date.

7. CLOSING DELIVERIES BY SHAREHOLDER. Prior to or on the Closing Date, Shareholder shall deliver to Purchaser the following, in form and substance reasonably satisfactory to Purchaser and its counsel:

      7.1   Stock Certificates. All certificates representing the Shares owned
            ------------------
by Shareholder, duly endorsed or accompanied by instruments of transfer reasonably satisfactory in form and substance to Purchaser and its counsel;

      7.2   Good Standing Certificate. Certificate of compliance or a
            -------------------------
certificate of good standing of Acquired Company, as of the most recent practicable date, from the Secretary of State of Missouri;

      7.3   Minute Book of Acquired Company. The minute book of Acquired
            -------------------------------
Company;

      7.4   Resignations. The resignations and releases of the directors and
            ------------
officers of Acquired Company as contemplated by this Agreement, effective immediately subsequent to Closing;

      7.5   Lease. The Lease, duly executed by Shareholder;
            -----

      7.6   Non-Competition Agreement. A Non-Competition Agreement, duly
            -------------------------
executed by Manheim, Shareholder and Acquired Company;

      7.7   Nonsolicitation Agreement. A Nonsolicitation Agreement, duly
            -------------------------
executed by Manheim, Shareholder and Acquired Company;

      7.8   Consents. An original of each Consent received by Shareholder on or
            --------
before the Closing;

      7.9   Shareholder Secretary's Certificate. Certificate, dated as of the
            -----------------------------------
Closing Date, executed by the Secretary of Shareholder, certifying that the resolutions authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby, as attached to such certificate, were duly adopted by the Board of Directors of Shareholder, and that such resolutions remain in full force and effect; and

      7.10  Acquired Company Secretary's Certificate. Certificate, dated as of
            ----------------------------------------
the Closing Date, executed by the Secretary of Acquired Company, certifying that the resolutions authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby, as attached to such certificate, were duly adopted by the Board of Directors of Acquired Company and the sole shareholder of Acquired Company, and that such resolutions remain in full force and effect.

8. CLOSING DELIVERIES BY PURCHASER. Prior to or on the Closing Date, Purchaser shall deliver to Shareholder the following, in form and substance reasonably satisfactory to Shareholder and its counsel:

      8.1   [Intentionally Omitted].

      8.2   Lease. The Lease, duly executed by Acquired Company;
            -----

      8.3   Non-Competition Agreement. A Non-Competition Agreement, duly
            -------------------------
executed by Purchaser;

      8.4   Nonsolicitation Agreement. A Nonsolicitation Agreement, duly
            -------------------------
executed by Purchaser; and

      8.5   Secretary's Certificate. A certificate, dated as of the Closing
            -----------------------
Date, executed by the Secretary of Purchaser certifying that the resolutions authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby, as attached to such certificate, were duly adopted by Purchaser's Board of Directors and that such resolutions remain in full force and effect.

9.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

      9.1   Representations and Warranties. All representations, warranties,
            ------------------------------
covenants and agreements contained in this Agreement shall be deemed continuing representations, warranties, covenants and agreements and shall survive the Closing, which in the case of representations and warranties (other than those set forth in Sections 3.1, 3.2, 4.1 and 4.2, which shall survive indefinitely) shall survive the Closing for a period of one (1) year following the Closing Date.

      9.2   Indemnification of Acquired Company and Purchaser by Shareholder.
            ----------------------------------------------------------------
Shareholder agrees to indemnify and hold Acquired Company and Purchaser harmless against and with respect to, and shall reimburse Acquired Company and Purchaser for:

            9.2.1 Any and all Losses resulting from any breach of a representation or warranty by Acquired Company or Shareholder contained herein; provided, however, that any claim for indemnification pursuant to this Section
9.2.1 for a breach of a representation or warranty set forth in Section 3 must be brought on or before the first (1st) anniversary of the Closing Date; provided, however, that a claim for indemnification pursuant to this Section
9.2.1 for a breach of a representation of warranty set forth in Sections 3.1 or
3.2 may be brought at any time; and provided, further that any claim for indemnification pursuant to this Section 9.2.1 shall be subject to the terms and conditions set forth in Section 9.5.7;

            9.2.2 Any and all Losses resulting from any nonfulfillment of any covenant by Shareholder contained herein;

            9.2.3 Any and all Losses resulting from Acquired Company's operation of the Business or ownership of the Assets prior to the Closing Date, and any and all liabilities arising under Acquired Company Contracts (other than the Idealease Agreement) which relate to events occurring prior to the Closing Date, including, without limitation, Losses resulting from (i) any and all Encumbrances (except for Permitted Encumbrances) on any of the Assets as of the Closing Date, (ii) any suit, action, proceeding, claim or investigation pending or threatened against or affecting the Business, the Assets or Acquired Company relating to any act or omission occurring prior to the Closing whether or not disclosed on Schedule 3.10; provided, however, that a claim for indemnification pursuant to this Section 9.2.3 shall be subject to the terms and conditions set forth in Section 9.5.7;

            9.2.4 Any and all Losses resulting from, in connection with, or associated with (i) the matters disclosed in on Schedule 3.10 and (ii) the matters of which Acquired Company has Knowledge on the date hereof that following the date hereof would fit the requirements for inclusion on Schedule
3.10 had such claim been asserted prior to the date hereof;

            9.2.5     Any and all Losses resulting from any Excluded Assets; and

            9.2.6 Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

      9.3   Indemnification of Acquired Company and Purchaser by Shareholder--
            ------------------------------------------------------------------
Environmental. Shareholder agrees to indemnify and hold Acquired Company and
-------------
Purchaser harmless against and with respect to, and shall reimburse Acquired Company and Purchaser for and will pay to Purchaser and Acquired Company the amount of, any Losses (including costs of cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with:

            9.3.1 Any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date and after October 6, 2000 of the Facilities or any other properties and Assets (whether real, personal, or mixed and whether tangible or intangible) in which Shareholder or Acquired Company has or had an interest from and after October 6, 2000, or (B) any Hazardous Substances or other contaminants that were present on the Facilities or such other properties and Assets at any time on or prior to the Closing Date and after October 6, 2000; or (ii) (A) any Hazardous Substances or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, released, or otherwise handled by Shareholder or Acquired Company or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Closing Date and after October 6, 2000, or (B) any Hazardous Activities that were, or were allegedly, conducted by Shareholder or Acquired Company or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Closing Date and after October 6, 2000; or

            9.3.2 Any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of Shareholder or Acquired Company or any other Person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the Facilities or any other properties and Assets (whether real, personal, or mixed and whether tangible or intangible) in which Shareholder or Acquired Company has or had an interest from and after October 6, 2000, or the operation of Acquired Company prior to the Closing Date and after October 6, 2000, or from any Hazardous Substances that were (i) present or suspected to be present on or before the Closing Date and after October 6, 2000 on or at the Facilities (or present or suspected to be present on any other property, if such Hazardous Substances emanated or allegedly emanated from any of the Facilities and was present or suspected to be present on any of the Facilities or such other property on or prior to the Closing Date and after October 6, 2000) or (ii) released or allegedly released by Shareholder or Acquired Company or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date and after October 6, 2000.

      9.4   Indemnification of Shareholder by Acquired Company and Purchaser.
            ----------------------------------------------------------------
Acquired Company and Purchaser jointly and severally agree to indemnify and hold Shareholder harmless against and with respect to, and shall reimburse Shareholder for:

            9.4.1 Any and all Losses resulting from any breach of a representation or warranty by Purchaser contained herein; provided, however, that any claim for indemnification pursuant to this Section 9.4.1 for a breach of a representation or warranty set forth in Section 4 must be brought on or before the first (1st) anniversary of the Closing Date; provided, however, that a claim for indemnification pursuant to this Section 9.4.1 for a breach of a representation of warranty set forth in Sections 4.1. or 4.2 may be brought at any time; and provided, further that any claim for indemnification pursuant to this Section 9.4.1 shall be subject to the terms and conditions set forth in
Section 9.5.8;

            9.4.2 Any and all Losses resulting from any nonfulfillment of any covenant by Purchaser or, to the extent related to any period commencing on or after the Closing Date, Acquired Company contained herein;

            9.4.3 Any and all Losses arising out of the operation of the Business or the obligations of Acquired Company arising from and after Closing; provided, however, that a claim for indemnification pursuant to this Section
9.4.3 shall be subject to the terms and conditions set forth in Section 9.5.8;

            9.4.4 Any and all Losses arising out of the obligations of Acquired Company under the Idealease Agreement arising from and after Closing; and

            9.4.5 Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

      9.5   Procedure; Conditions of Indemnification. The procedure for
            ----------------------------------------
for indemnification shall be as follows:

            9.5.1 The party claiming indemnification (the "Claimant") shall give notice to the party from whom indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying (i) the factual basis for such claim, and (ii) the amount of the claim, if ascertainable. If the claim relates to an action, suit or proceeding filed by a third party against Claimant, such notice shall be given promptly by Claimant to the Indemnifying Party after written notice of such action, suit or proceeding is received by Claimant; provided, however, that the failure of the Claimant to give timely notice hereunder shall not relieve the Indemnifying Party of its obligations under this Article 9 unless, and only to the extent that, the Indemnifying Party has been materially prejudiced thereby.

            9.5.2 Following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty (30) days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said 30-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within said period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

            9.5.3 With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third-party claim, it shall be bound by the results obtained by the Claimant with respect to such claim.

            9.5.4 In the event that the Indemnifying Party assumes control of the defense of any claim by a third party, the Indemnifying Party shall have the right to consent or otherwise agree to any monetary settlement up to the remaining amount of the liability cap set forth in Section 9.5.7 or 9.5.8, to the extent such cap is applicable, but shall not have the right to consent or otherwise agree to any non-monetary settlement or relief, including, without limitation, injunctive relief, without the prior written consent of the Claimant.

            9.5.5 If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

            9.5.6 The indemnification rights provided in Sections 9.2, 9.3 and 9.4 shall extend to the affiliates, shareholders, directors, officers, employees and representatives of the Claimant and their respective successors and assigns.

            9.5.7 Notwithstanding anything contained in this Agreement to the contrary, (i) Acquired Company and Purchaser shall not be entitled to, and shall not, assert any claim for indemnification pursuant to Section 9.2.1 or
9.2.3 until (and then shall recover only to the extent that) the aggregate amount of such claims, either under one of Section 9.2.1 or Section 9.2.3 or aggregated together under both of said Sections, exceeds $75,000; and (ii) the aggregate liability of Shareholder for indemnification under and pursuant to
Section 9.2.1 and/or 9.2.3 shall not exceed $3,000,000.

            9.5.8 Notwithstanding anything contained in this Agreement to the contrary, (i) Shareholder shall not be entitled to, and shall not, assert any claim for indemnification pursuant to Section 9.4.1 or 9.4.3 until (and then shall recover only to the extent that) the aggregate amount of such claims, either under one of Section 9.4.1 or Section 9.4.3 or aggregated together under both of said Sections, exceeds $75,000; and (ii) the aggregate liability of Acquired Company and Purchaser for indemnification under and pursuant to Section
9.4.1 and/or 9.4.3 shall not exceed $3,000,000.

            9.5.9 Other than as contemplated in Section 11.2, the sole and exclusive remedy of any party for any misrepresentation or any breach of a warranty or covenant under or pursuant to this Agreement shall be a claim for indemnification under and pursuant to this Article 9. The amount of any Losses for which a party is seeking indemnification pursuant to this Article 9 shall not include and shall be reduced by the amount received by the party entitled to indemnification under this Agreement as proceeds from insurance which are paid because of the event or matter the existence or occurrence of which is the subject of indemnification hereunder.

10.   EXPENSES AND TAXES.

      10.1  Taxes, Fees and Expenses. Except as otherwise expressly provided in
            ------------------------
this Agreement, each party to this Agreement shall pay its respective expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement and the contemplated transactions, including all fees and expenses of counsel, accountants, agents and other representatives. Shareholder will be responsible for the fees and expenses of counsel for Acquired Company incurred through Closing in connection with the authorization, preparation, execution and performance of this Agreement and the contemplated transactions.

      10.2  Brokers. Each of the parties represents and warrants to the other
            -------
that neither it nor any Person acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transaction contemplated by this Agreement. Purchaser agrees to indemnify and hold harmless Shareholder against any fee, loss or expense arising out of any claim by any broker or finder employed or alleged to have been employed by Purchaser, and Shareholder agrees to indemnify and hold harmless Purchaser and Acquired Company against any fee, loss, or expense arising out of any claim by any broker or finder employed or alleged to have been employed by Purchaser or Acquired Company.

11.   MISCELLANEOUS PROVISIONS.

      11.1  Investigation. Except with respect to the Idealease Agreement and
            -------------
the vehicles, trucks, tractors and trailers included within the Assets, including those which are the subject of Acquired Company Contracts, no investigation by or on behalf of Purchaser shall constitute a waiver as to enforcement of any representation of warranty contained herein, or a waiver as to any right of indemnification hereunder.

      11.2  Specific Performance. The parties recognize that in the event
            --------------------
Shareholder, Acquired Company or Purchaser should refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate. Shareholder, Purchaser and Acquired Company shall therefore be entitled, in addition to any other remedies which may be available, to obtain specific performance of the terms of this Agreement. In the event of any action by one of the parties hereto to enforce the provisions of this Agreement, the other parties hereto shall waive the defense that there is an adequate remedy at law.

      11.3  Notices. All notices and other communications hereunder shall be (i)
            -------
in writing, (ii) by commercial overnight or same-day delivery service with all delivery costs paid by sender, by facsimile (with telephonic confirmation of receipt) or by certified mail with postage prepaid, return receipt requested,
(iii) deemed given and effective on the date and at the time (if recorded) of delivery by the commercial delivery service, as shown in the records thereof (if delivered by commercial overnight or same-day delivery service), on the date and at the time of telephonic confirmation of receipt of a facsimile or on the date shown on the return receipt (if delivered by certified mail) and (iv) addressed to the parties at their addresses specified below (or at such other address for a party as shall be specified by like notice):

      If to Shareholder:
      -----------------

            Manheim Auctions, Inc.
            1400 Lake Hearn Drive, N.E.
            Atlanta, Georgia  30319
            Attention: John C. Mellott
            Telephone:  (404) 269-7360
            Facsimile:  (404) 847-6110

            with a copy to:

            Dow, Lohnes & Albertson PLLC
            One Ravinia Drive, Suite 1600
            Atlanta, Georgia 30346
            Attention: Richard A. Wilhelm, Esq.
            Telephone:  (770) 901-8845
            Facsimile:  (770) 901-8874

      If to Purchaser:
      ---------------

            United Road Services, Inc.
            10701 Middlebelt Road
            Romulus, Michigan  48174
            Attention:  Gerald R. Riordan
            Telephone:  (734) 947-7900
            Facsimile:  (734) 947-7941

            with a copy to:

            Miller, Canfield, Paddock and Stone, P.L.C.
            840 West Long Lake Road, Suite 200
            Troy, Michigan  48098-6358
            Attention:  Brad B. Arbuckle, Esq.
            Telephone:  (248) 879-2000
            Facsimile:  (248) 879-2001

      11.4  Further Assurances. Each party covenants that at any time, and from
            ------------------
time to time after the Closing, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

      11.5  Waiver. Except as otherwise expressly set forth in this Agreement,
            ------
the rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

      11.6  Binding Effect. This Agreement shall be binding upon and inure to
            --------------
the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns.

      11.7  Headings. The section and other headings in this Agreement are
            --------
inserted solely as a matter of convenience and for reference and are not a part of this Agreement.

      11.8  Entire Agreement. This Agreement constitutes the entire agreement
            ----------------
among the parties hereto with respect to the subject matter hereof and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral, written or collateral, among the parties hereto relating to the transactions contemplated hereby or the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated, except by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

      11.9  Assignment. None of the parties hereto may voluntarily or
            ----------
involuntarily assign its interest under this Agreement without the prior written consent of the other parties. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Purchaser may assign any of its rights under this Agreement to any subsidiary of Purchaser; provided, however, that Purchaser shall continue to be bound by the terms of this Agreement. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Notwithstanding the foregoing, it shall not be a violation of this
Section 11.9 for Shareholder to assign this Agreement to a Person that controls, is controlled by or is under common control with Shareholder; provided, however, that Shareholder shall continue to be bound by the terms of this Agreement.

      11.10 Governing Law. This Agreement shall be governed by and construed in
            -------------
accordance with the substantive laws of the State of Georgia which would apply to a contract executed and to be performed entirely within the State of Georgia, without regard to principles of conflicts of laws.

      11.11 Counterparts. This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signature to this Agreement may be delivered via facsimile and any such facsimile signature shall be deemed an original signature hereto.

      11.12 Pronouns. All pronouns used herein shall be deemed to refer to the
            --------
masculine, feminine or neuter gender as the context requires.

      11.13 No Third Party Beneficiaries. Except as otherwise expressly provided
            ----------------------------
in Article 9 of this Agreement, this Agreement constitutes an agreement solely among the parties hereto and is not intended to and will not confer any rights, remedies, obligations or liabilities, legal or equitable, on any Person other than the parties hereto and their respective successors and assigns, or otherwise constitute any Person a third party beneficiary under or by reason of this Agreement.

      11.14 Schedules and Exhibits Incorporated. All Schedules and Exhibits
            -----------------------------------
attached hereto are incorporated herein by reference. Disclosure of information in any portion of the Schedules shall be deemed disclosure in any other portion of the Schedules. In addition, the fact that any disclosure on any Schedule is not required to be disclosed in order to render the applicable representation or warranty to which it relates true, or that the absence of such disclosure on Schedule would not constitute a breach of such representation or warranty, shall not be deemed or construed to expand the scope of any representation or warranty hereunder or to establish a standard of disclosure in respect of any representation or warranty.

      11.15 Construction. The parties acknowledge and agree that this Agreement
            ------------
is the result of extensive negotiations between the parties and their respective counsel, and that this Agreement shall not be construed against either party by virtue of its role or its counsel's role in the drafting hereof.

      11.16 Severability. If any provision of this Agreement is held invalid or
            ------------
unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      11.17 Time of Essence. Time is of the essence with respect to all
            ---------------
provisions of this Agreement.


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                                      -39-

Exhibit 10.24

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                    PURCHASER:
                                    ---------

                                    UNITED ROAD SERVICES, INC.


                                    By:    /s/ Gerald R. Riordan
                                       -----------------------------------------
                                    Name: Gerald R. Riordan
                                    Title: Chief Executive Officer

                                    ACQUIRED COMPANY:
                                    ----------------

                                    AUCTION TRANSPORT, INC.


                                    By: /s/ Dean H. Eisner
                                       -----------------------------------------
                                    Name: Dean H. Eisner
                                    Title: President


                                    SHAREHOLDER:
                                    -----------

                                    MANHEIM SERVICES CORPORATION

                                    By: /s/ Robert E. Gartin
                                       -----------------------------------------
                                    Name: Robert E. Gartin
                                    Title: Vice President